UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 12, 2022

COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)

Delaware	001-34927	57-6218917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

COMPASS GROUP DIVERSIFIED HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	001-34926	20-3812051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
301 Riverside Avenue, Second Floor, Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Shares representing beneficial interests in Compass Diversified Holdings	CODI	New York Stock Exchange
Series A Preferred Shares representing beneficial interests in Compass Diversified Holdings	CODI PR A	New York Stock Exchange
Series B Preferred Shares representing beneficial interests in Compass Diversified Holdings	CODI PR B	New York Stock Exchange
Series C Preferred Shares representing beneficial interests in Compass Diversified Holdings	CODI PR C	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
On July 12, 2022 (the “Credit Agreement Closing Date”), Compass Group Diversified Holdings LLC (the "Company") entered into a Third Amended and Restated Credit Agreement (the “Credit Agreement”) with the lenders from time to time party thereto (the “Lenders”), Bank of America, N.A., as Administrative Agent (the “Agent”), Swing Line Lender and a letter of credit issuer, which Credit Agreement amended and restated that certain Second Amended and Restated Credit Agreement originally dated as of March 23, 2021 (as previously amended, the “Prior Credit Agreement”).
The Credit Agreement provides for (i) revolving loans, swing line loans and letters of credit (the “Revolving Line of Credit”) up to a maximum aggregate amount of $600 million (the “Revolving Loan Commitment”), and (ii) a $400 million term loan (the “Term Loan”). The Term Loan requires quarterly payments ranging from $2.5 million to $7.5 million, commencing September 30, 2022, with a final payment of all remaining principal and interest due on July 12, 2027, which is the Term Loan’s maturity date. All amounts outstanding under the Revolving Line of Credit will become due on July 12, 2027, which is the termination date of the Revolving Loan Commitment. The Credit Agreement also permits the Company, prior to the maturity date, to increase the Revolving Loan Commitment and/or obtain additional term loans in an aggregate amount of up to $250 million (or such larger amount that would not cause, on a pro forma basis, the consolidated senior secured leverage ratio to exceed 3.00:1.00) (the “Incremental Loans”), subject to certain restrictions and conditions. On the Credit Agreement Closing Date, the Term Loan was advanced in full and the initial borrowings outstanding under the Revolving Line of Credit were $115 million.
The Company used the initial proceeds from the Credit Agreement to pay all amounts outstanding under the Prior Credit Agreement, pay fees and expenses incurred in connection with the Credit Agreement and fund the acquisition of PrimaLoft (as defined below under Item 7.01). Further advances under the Revolving Line of Credit and any Incremental Loans that are revolving loans may be used to finance working capital, capital expenditures and other general corporate purposes of the Company (including to fund acquisitions of additional businesses, permitted distributions and loans by the Company to its subsidiaries) and, in the case of Incremental Loans that are term loans, for the purposes described in the definitive documentation for such Incremental Loans.
The Company may borrow, prepay and reborrow principal under the Revolving Line of Credit from time to time during its term. Advances under the Revolving Line of Credit can be either term SOFR loans or base rate loans. Term SOFR revolving loans bear interest on the outstanding principal amount thereof for each interest period at a rate per annum based on the applicable Secured Overnight Financing Rate (“SOFR”) as administered by the Federal Reserve Bank of New York (or a successor administrator), as adjusted, plus a margin ranging from 1.50% to 2.50%, based on the ratio of consolidated net indebtedness to the Company’s subsidiaries’ adjusted consolidated earnings before interest expense, tax expense, and depreciation and amortization expenses for such period (the “Consolidated Total Leverage Ratio”). Base rate revolving loans bear interest on the outstanding principal amount thereof at a rate per annum equal to the highest of (i) Federal Funds Rate plus 0.50%, (ii) the rate of interest in effect for such day as publicly announced from time to time by the Agent as its “prime rate”, and (iii) the applicable SOFR plus 1.0% (the “Base Rate”), plus a margin ranging from 0.50% to 1.50%, based on the Consolidated Total Leverage Ratio.

Advances under term loans can be either term SOFR loans or base rate loans. The Term Loan was advanced in full on the Credit Agreement Closing Date as a Term SFOR loan with an interest period of one month. On the last day of an interest period, Term SOFR loans may be converted to Term SOFR loans of a different interest period or to Base Rate loans. Term SOFR term loans bear interest on the outstanding principal amount thereof for each interest period at a rate per annum based on the Term SOFR for such interest period plus a margin ranging from 1.50% to 2.50%, based on the Consolidated Total Leverage Ratio. Base rate term loans bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus a margin ranging from 0.50% to 1.50%, based on the Consolidated Total Leverage Ratio.
The Company will pay to the Agent on a quarterly basis, for the account of each Lender in accordance with its applicable percentage of the Revolving Loan Commitment, a commitment fee equal to the product of (i) a rate ranging from 0.25% to 0.45% per annum, based on the Consolidated Total Leverage Ratio, times (ii) the actual daily amount by which the Revolving Loan Commitment exceeds the sum of (A) the outstanding amount of revolving loans plus (B) the outstanding amount of letter of credit obligations. The Company will pay to the Agent on a quarterly basis, for the account of each Lender in accordance with its applicable percentage of the Revolving Loan Commitment, a letter of credit fee equal to a rate ranging from 1.50% to 2.50%, based on the Consolidated Total Leverage Ratio, times the daily amount available to be drawn under such letters of credit (the “Stated Amount”). The

Company will also pay letter of credit fronting fees with respect to each letter of credit issued by the Agent or another letter of credit issuer and certain other administrative and processing fees.
The Credit Agreement provides for a sub-facility under the Revolving Line of Credit pursuant to which letters of credit may be issued in an aggregate Stated Amount not to exceed $100 million outstanding at any time. Additionally, the Credit Agreement provides for a sub-facility under the Revolving Line of Credit pursuant to which swing line loans may be advanced in an aggregate principal amount not to exceed $25 million outstanding at any time. At no time, after giving effect to any swing line loan, may (i) the total revolving loans outstanding exceed the Company’s borrowing availability under the Credit Agreement; and (ii) any Lender’s aggregate principal amount of outstanding revolving loans, participation in letter of credit obligations and swing line loans exceed such Lender’s portion of the Revolving Loan Commitment.
The Revolving Line of Credit and the Term Loan are secured by all of the assets of the Company, including all of its equity interests in, and loans to, its subsidiaries, pursuant to a Third Amended and Restated Security and Pledge Agreement dated as of July 12, 2022 between the Company and the Agent for the benefit of the Lenders (the “Security Agreement”).
Upon the occurrence of an event of default under the Credit Agreement, the Revolving Loan Commitment may be terminated, the Term Loan and all outstanding revolving loans and other obligations under the Credit Agreement may become immediately due and payable and any letters of credit then outstanding may be required to be cash collateralized, and the Agent and the Lenders may exercise any rights or remedies available to them under the Credit Agreement, the Security Agreement or any other documents delivered in connection therewith. Any such event may materially impair the Company’s ability to conduct its business.
The foregoing brief description of the Credit Agreement is not meant to be exhaustive and is qualified in its entirety by the Credit Agreement itself, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Section 2 Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet
Arrangement of a Registrant
The information contained in and incorporated into Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Section 7 Regulation FD
Item 7.01 Regulation FD Disclosure
On July 13, 2022, Compass Diversified Holdings (“Compass Diversified” and, together with the Company, "CODI") issued a Press Release announcing the closing (the “Closing”) of the previously announced transaction, whereby, the Company, through its indirect subsidiary, Relentless Intermediate, Inc. ("Buyer"), acquired PrimaLoft Technologies Holdings, Inc. (“PrimaLoft”) pursuant to a Stock Purchase Agreement (the “Purchase Agreement”), dated June 4, 2022, by and between Buyer and VP PrimaLoft Holdings, LLC ("Seller"). A copy of the press release is attached as Exhibit 99.1 hereto.
The foregoing description of the press release is qualified in its entirety by reference to the complete text of the press release furnished as Exhibit 99.1 hereto, which is incorporated by reference herein. The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth in such filing.

Section 8 Other Events
Item 8.01 Other Events
CODI acquires and manages small to middle market businesses in the ordinary course of its business. The following description relates to the recent acquisition of one such business.

PrimaLoft
On July 12, 2022 (the “Acquisition Closing Date”), Buyer completed its acquisition of PrimaLoft pursuant to the Purchase Agreement (the "Transaction"). Upon the completion of the Transaction, PrimaLoft became a wholly owned subsidiary of Buyer and an indirect subsidiary of the Company. The Company paid a purchase price of approximately $530 million, before working capital and certain other adjustments, at the Closing (the "Purchase Price") in connection with the Transaction. The Company funded the purchase price with cash on its balance sheet, a draw on its revolving credit facility of $115 million, and a draw in full on its term loan facility of $400 million.
Prior to the Closing, certain equity holders of Seller had a portion of their equity in Seller redeemed in exchange for equity of PrimaLoft in order to facilitate a rollover of such PrimaLoft equity (the “Rollover Shares”) into Relentless Topco, Inc., the parent of Buyer (“TopCo”). Following such rollover, TopCo contributed the Rollover Shares to Buyer. Certain other members of PrimaLoft management contributed cash in exchange for equity in TopCo. Upon consummation of the Transaction, CODI directly owns approximately 91% of TopCo, which in turn owns all of issued and outstanding equity interests of Buyer, which in turn owns all of the issued and outstanding equity interests of PrimaLoft.
Concurrent with the Closing, the Company provided a credit facility to PrimaLoft, and its wholly owned subsidiary, PrimaLoft, Inc. (“OpCo”), as borrowers, pursuant to which a secured revolving loan commitment and secured term loan were made available to PrimaLoft and OpCo (the "PrimaLoft Credit Agreement"). The initial revolving loan and term loan commitments under these facilities on the Acquisition Closing Date were $178 million. The loans advanced under the PrimaLoft Credit Agreement to PrimaLoft and OpCo are guaranteed by TopCo and Buyer and are secured by security interests in substantially all the assets and properties of TopCo, Buyer, PrimaLoft and OpCo, including a pledge by Buyer of all of the equity interests in PrimaLoft, a pledge by TopCo of all of the equity interests in Buyer, a pledge by PrimaLoft of all of the equity interests in OpCo, and a pledge by OpCo of 65% of the equity interests in its foreign subsidiaries PrimaLoft GmbH, PL VAT Services S.r.l., and PrimaLoft (Xiamen) Trading Co., Ltd.. In addition to being similar to the terms and conditions of the credit facilities in place with its existing subsidiary businesses, the Company believes that the agreed terms of the loans are fair and reasonable given the leverage and risk profile of PrimaLoft and its subsidiaries.
Compass Group Management (“CGM”) has entered into a waiver of the Management Services Agreement (“MSA”) with the Company as of the Acquisition Closing Date for the period through September 30, 2023 to receive 50% of the annual management fee that the Company will pay to CGM under the MSA related to the net assets of PrimaLoft.
The foregoing brief description of the Transaction is not meant to be exhaustive and is qualified in its entirety by the full text of the Purchase Agreement, which is incorporated herein by reference to Exhibit 99.3 to CODI's Current Report on Form 8-K filed on June 6, 2022.
Section 9     Financial Statements and Exhibits
Item 9.01    Financial Statements and Exhibits

(a)    Financial statements of the businesses acquired
To the extent required by this item, historical financial statements for the Transaction referenced in Item 8.01 above will be filed in an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date of this report is due.

(b)    Pro forma financial information

To the extent required by this item, pro forma financial information relating to the Transaction referenced in Item 8.01 above will be filed in an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date of this report is due.
(d)    Exhibits.

Exhibit Number	Description

10.1	Third Amended and Restated Credit Agreement among Compass Group Diversified Holdings LLC, the financial institutions party thereto and Bank of America, N.A., dated as of July 12, 2022.

99.1	Press Release dated July 13, 2022 announcing the closing of the Transaction.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2022	COMPASS DIVERSIFIED HOLDINGS

	By:	/s/ Ryan J. Faulkingham

Ryan J. Faulkingham
Regular Trustee
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2022	COMPASS GROUP DIVERSIFIED HOLDINGS LLC

	By:	/s/ Ryan J. Faulkingham

Ryan J. Faulkingham
Chief Financial Officer